FIFTH AMENDMENT TO
MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Mortgage Warehouse Loan and Security Agreement (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation ("Borrower"), COLONIAL BANK, an Alabama banking corporation, as lender ("Lender"), is dated as of the th day of April, 2003.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001 and that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 31, 2002 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $45,000,000.00 (the "Line of Credit").

Borrower has requested that Lender agree to increase the maximum principal amount available under the Line of Credit from $45,000,000.00 to $50,000,000.00 on a temporary basis, and to make certain other changes, and Lender is willing to do so, but only on the express condition, among others, that Borrower enters into this Agreement, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1. If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2. Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A) By amending and restating the definition of "Commitment" to read in its entirety as follows:

"Commitment" shall mean the commitment of Lender to make Advances to Borrower which Advances in the aggregate, subject to each applicable Sublimit, shall not exceed (i) $50,000,000.00 at any time outstanding prior to July 31, 2003 or (ii) $45,000,000.00 at any time outstanding on or after July 31, 2003. The Commitment shall automatically decrease on July 31, 2003 without notice or other action of any kind on the part of Borrower, Lender or any other Person.

(B) By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

"Maturity Date" shall mean July 31, 2003; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion.

(C) By amending and restating the definition of "Sublimit A" to read in its entirety as follows:

"Sublimit A" shall mean a portion of the Line of Credit up to but not exceeding $50,000,000.00 prior to July 31, 2003 or $45,000,000.00 on or after July 31, 2003, which shall be available to warehouse Sublimit A Mortgage Loans.

(D) By amending and restating the definition of "Sublimit B" to read in its entirety as follows:

"Sublimit B" shall mean a portion of the Line of Credit up to but not exceeding $12,500,000.00 (increasing to $17,500,000.00 during the last five (5), followed by the first five (5) Banking Days of each month) prior to July 31, 2003, or $11,250,000.00 (increasing to $15,750,000.00 during the last five (5), followed by the first five (5) Banking Days of each month) on or after July 31, 2003, which shall be available to warehouse Sublimit B Mortgage Loans.

(E) By amending and restating the definition of "Sublimit C" to read in its entirety as follows:

"Sublimit C" shall mean a portion of the Line of Credit up to but not exceeding $5,000,000.00 prior to July 31, 2003 or $4,500,000.00 on or after July 31, 2003, which shall be available to warehouse Sublimit C Mortgage Loans.

(F) By amending and restating the definition of "Sublimit D" to read in its entirety as follows:

"Sublimit D" shall mean a portion of the Line of Credit up to but not exceeding $1,250,000.00 prior to July 31, 2003 or $1,125,000.00 on or after July 31, 2003, which shall be available to warehouse Sublimit D Mortgage Loans.

3. Section 2.4 (Note) of the Agreement is hereby amended to delete the term "$45,000,000.00" therefrom and to substitute the term "$50,000,000.00" in lieu thereof. Notwithstanding the face amount of the Note, the parties acknowledge that the Commitment shall automatically decrease to $45,000,000.00 on and after July 31, 2003.

4. Section 6.3 (Special Financial Covenants) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3 Special Financial Covenants.

Borrower hereby covenants and agrees that, as long as any Obligations remain unpaid or the Commitment hereunder is outstanding, the following special financial covenants shall be applicable to Borrower and tested monthly at the end of each calendar month as set forth below:

(a) Tangible Net Worth. Borrower's Tangible Net Worth shall not be less than $3,600,000.00 until July 31, 2003, and shall not be less than $3,500,000.00 on and after July 31, 2003.

(b) Adjusted Tangible Net Worth. Borrower's Adjusted Tangible Net Worth shall not be less than $3,400,000.00 until July 31, 2003, and shall not be less than $3,200,000.00 on and after July 31, 2003.

(c) Adjusted Leverage Ratio. Borrower's Adjusted Leverage Ratio shall not be greater than 15:1.0.

(d) Current Ratio. Borrower's Current Ratio shall not be less than 1.0:1.0.

5. This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

(A) This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B) A Fourth Amendment to Promissory Note executed by Borrower and Lender (the "Note Amendment") (whether such parties shall have signed the same or different counterparts);

(C) An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement by Borrower outside the State of Florida;

(D) Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

(E) A confirmation of even date herewith from Guarantor with respect to his Guaranty;

(F) If required by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the State of Texas and each other state in which Borrower conducts its business

(G) If required by Lender, a third party operations audit, the results of which must be satisfactory to Lender;

(H) If required by Lender, such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender's first priority security interest in the Collateral; and

(I) Such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

6. Notwithstanding the execution of this Amendment and the Note Amendment, all of the indebtedness evidenced by the Note (as amended by the Note Amendment) shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note (as amended by the Note Amendment) and all other indebtedness described therein. Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note (as amended by the Note Amendment); (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note (as amended by the Note Amendment), or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness. In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note (as amended by the Note Amendment) is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

7. In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

(A) The execution, delivery and performance by Borrower of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party are within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B) Each of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C) No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment, the Note Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Note Amendment.

(D) After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

                        8. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

10. Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

11. Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects. From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

12. This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

13. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original. All such counterparts shall together be deemed to be one and the same instrument.

14. Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender. Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

BORROWER:

FIRST PREFERENCE MORTGAGE CORP.

[CORPORATE SEAL]	By: _________________________________
	Name:	David W. Mann
ATTEST:	Its:	President and Chief Executive Officer

By: _____________________
Name: Cathy Davis
Its: Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this ______ day of April, 2003, personally appeared David W. Mann, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Fifth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known _______________________
Produced Identification________________
Type of Identification:_________________

(NOTARIAL SEAL)

LENDER:
COLONIAL BANK

By:
Name:	Amy J. Nunneley
Its:	Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this _____ day of April, 2003, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, an Alabama banking corporation, and before me executed the attached Fifth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known _______________________
Produced Identification________________
Type of Identification:_________________

(NOTARIAL SEAL)